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                                                           Exhibit 10.4


                              STOCKHOLDERS AGREEMENT

              Agreement made this 11th day of April, 1995, by and among The Pioneer Group, Inc., a Delaware corporation ("Pioneer"), Moscow International Business Centre Limited, a Turks & Caicos Islands company ("MIBC"), and Pioneer Omega, Inc., a Delaware corporation (the "Company").

              Recitals

              1. Both Pioneer and MIBC hold shares of the Preferred Stock of the Company; and

              2. Pioneer wishes to obtain from MIBC an option to purchase the shares of Preferred Stock of the Company held by MIBC, and MIBC wishes to grant such option to Pioneer; and

              3. MIBC wishes to obtain from Pioneer the right to cause Pioneer to purchase the shares of Preferred Stock of the Company held by MIBC, and Pioneer wishes to grant such right to MIBC; and

              4. Pioneer wishes to receive and MIBC is willing to grant to Pioneer certain additional rights with respect to the disposition and voting of the shares of Preferred Stock held by MIBC; and

              5. Pioneer and MIBC desire that the Company become a party to this Agreement, solely for the purpose of enforcing the agreements of the parties hereunder.

              In consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

              1. Shares. The "Shares" shall mean the 600,000 shares of Preferred Stock of the Company issued on April 11, 1995 to MIBC, and any and all shares of capital stock of the Company, by whatever name called, issued in respect of such shares, including without limitation any shares of the Company's Common Stock issued upon conversion of the Shares.

              2.   Grants of Put and Call Options; Purchase Price.

                   (a) Pioneer hereby grants to MIBC the right (the "Put Option") to cause Pioneer to purchase from MIBC a portion or all of the Shares. The Put Option shall be exercisable in accordance with Section 3 below. The Put Option shall terminate with respect to any Shares that MIBC has voluntarily converted into shares of Common Stock of the company, effective immediately upon such conversion.
                   (b) MIBC hereby grants to Pioneer the right (the "Call Option") to purchase from MIBC a portion or all of the Shares. The Call Option shall be exercisable in accordance with
         Section 3 below.

                   (c) The purchase price payable by Pioneer for any Shares purchased under the Put Option or the Call Option shall be equal to US$10 (Ten United States Dollars) per Share, plus simple interest at a rate of Five Percent (5%) per annum from the date of issuance of the Share to the applicable Put/Call Exercise Date (the "Purchase Price"). In the event that the Company pays dividends on any Shares while they remain subject to the Put Option or the Call Option, the Purchase Price payable with respect to such Shares shall be reduced by the full amount of such dividend, and interest on the portion of the Purchase Price deemed to have been paid as a result of such dividend payment shall cease to accrue as of the dividend payment date. The number of Shares as to which the Put Option or the Call Option shall be exercisable, and the Purchase Price therefor, shall be adjusted in accordance with Section 4 below in the
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         event of a capital adjustment, as defined in Section 4 below.

                   (d) In the event that the Company is entitled to indemnification by MIBC under the Agreement dated April 7, 1995, between the Company and MIBC relating to the issuance of the Shares to MIBC, then the Purchase Price paid for the last portion of the Shares purchased pursuant to the Put Option or the Call Option shall be reduced by way of offset against the full amount of such indemnification payment.

              3.   Put/Call Option Exercise.

                   (a) Either the Put Option or the Call Option may be exercised on the following dates (the "Put/Call Exercise Dates") with respect to the numbers of Shares listed below:

                          (i)     On April 11, 1996, with respect to
                                  200,000 Shares;
                         (ii)     On April 11, 1997, with respect to an
                                  additional 200,000 Shares; and
                        (iii)     On April 11, 1998, with respect to the
                                  final 200,000 Shares.

         The Put Option or the Call Option may be exercised with respect to only a portion of the Shares subject to such option on the applicable Put/Call Exercise Date.

                   (b) The Put Option shall be deemed to have been automatically exercised on each Put/Call Exercise Date with respect to the subject Shares, unless on or not more than 30 days prior to the applicable Put/Call Exercise Date MIBC shall have delivered written notice to Pioneer that it does not intend to exercise its Put Option with respect to the subject Shares on such Put/Call Exercise Date. If the Put Option shall have been automatically exercised, such exercise may not be revoked by MIBC without the consent of Pioneer.

                   (c)  Pioneer may exercise the Call Option by
         delivering written notice of exercise to MIBC on or not more than 30 days prior to the applicable Put/Call Exercise Date. If neither the Put Option nor the Call Option has been exercised with respect to any portion of the Shares on the applicable Put/ Call Exercise Date, then the Put Option and the Call Option with respect to such Shares will terminate on such Put/Call Exercise Date.

                   (d) Any notice of exercise of the Call Option or of the non-exercise of the Put Option may be withdrawn by the notifying party at any time prior to the applicable Put/Call Exercise Date.

                   (e) Pioneer shall purchase all Shares as to which the Put Option or the Call Option has been exercised not later than 30 days after the Put/Call Exercise Date on which such option was exercised. Payment shall be made in United States dollars in cash, by wire transfer to the account of MIBC, or other method mutually acceptable to Pioneer and MIBC. Payment shall be made against receipt by Pioneer of certificates representing the Shares being purchased, duly endorsed for transfer to Pioneer or accompanied by duly endorsed stock transfer powers. Such certificates and stock powers shall be held by the Company in accordance with paragraph 3(f) below and delivered to Pioneer in accordance with such paragraph 3(f). If Pioneer shall not have made such payment in full by the 30th day after the Put/ Call Exercise Date on which the option was exercised, it shall be required to pay a penalty of one-quarter of one percent (.25%) per day on the unpaid balance of the Purchase Price from such 30th day until payment is made in full.

                   (f)  As requested by MIBC, the certificates
         representing the Shares and stock powers duly indorsed in blank by MIBC shall be delivered by MIBC to the Secretary of the Company and held by the Company on behalf of MIBC. Upon payment by Pioneer of the Purchase Price for a portion of the Shares, the Company shall deliver to Pioneer the certificates held by it on behalf of MIBC representing the Shares so purchased, together with the executed stock powers. The Company's Secretary will return to MIBC, at any time upon MIBC's request, any or all
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         certificates representing Shares being held by the Company in accordance with this provision, and will in any event return to MIBC certificates representing Shares that are no longer subject to the Put Option or the Call Option. If only a portion of the Shares represented by a certificate is transferred to Pioneer, the Company will cancel such certificate and issue two new replacement certificates, in the names of Pioneer and MIBC, representing the respective numbers of shares owned by Pioneer and MIBC.

                   (g) In the event that stock certificates representing Shares purchased by Pioneer upon exercise of the Put Option or the Call Option are not delivered to Pioneer by the holder thereof after such exercise, then the Company shall treat such stock certificates as void and shall issue replacement certificates in lieu thereof to Pioneer. If MIBC shall transfer any of the Shares to a third party while such Shares are subject to the Call Option, it shall be a condition to the Company's registration of such transfer that thetransferee acknowledge in writing the application of the provisions of the preceding sentence and agree to be bound thereby.

              4.   Capital Adjustments.    All shares or other securities
         issued in respect of the Shares as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, stock distribution or other similar transaction (collectively, a "capital adjustment") shall be subject to the Put Option and the Call Option, to the right of first refusal set forth in Section 5, to the voting agreement set forth in Section 6 and to the restrictions on transfer set forth in Section 8, to the same extent that the Shares with respect to which the additional or replacement securities were
         issued are subject to such provision.   If, as a result of a
         capital adjustment, (i) the number of Shares is increased or decreased, (ii) the Shares are exchanged for a different number or kind of shares or other securities of the Company or (iii) additional shares or other securities of the Company or other non-cash assets are distributed with respect to the Shares, then in the case of a capital adjustment described in clause (i), the number of Shares purchasable on each Put/Call Exercise Date and the Purchase Price per Share shall be adjusted appropriately to reflect such increase or decrease in the number of Shares; in the case of a capital adjustment in accordance with clause (ii), the replacement shares or other securities shall be appropriately allocated between the remaining Put/Call Exercise Dates and the aggregate Purchase Price of the Shares that have been replaced by such shares or other securities shall be allocated on a pro rata basis over such replacement shares or securities; and, in the case of a capital adjustment in accordance with clause (iii), such additional shares or securities or other non-cash assets shall be allocated to the Shares in respect of which they were issued and no additional amount shall be payable by Pioneer to acquire such additional shares, securities or assets when Pioneer acquires the Shares in respect of which they were issued.

              5.   Pioneer Right of First Refusal.

                   (a) If MIBC desires to sell, transfer or otherwise dispose of any of the Shares, or of any interest in the Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 3 of this Agreement, it shall first deliver written notice of its desire to do so (the "Notice") to the Company and to Pioneer. The Notice must specify: (i) the name and address of the party to which MIBC proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the "Offeror"), (ii) the number of Shares MIBC proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per Share to be delivered to MIBC for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

                   (b) Pioneer shall have the first option to purchase all of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. Pioneer must exercise such option, no later than 15 days after the date of receipt of such Notice, by written notice to MIBC.
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                   (c)  In the event Pioneer duly exercises its option to
         purchase all of the Offered Shares, the closing of such purchase shall take place not later than 30 days after the date of receipt of the Notice. The closing shall be effected by Pioneer's transfer of the Purchase Price to MIBC and by the Company's delivery to Pioneer of certificates representing the Shares purchased, together with stock powers, in accordance with paragraph 3(f) above..

                   (d) To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by Pioneer may consist of cash equal to the value of such property, as determined in good faith by agreement of MIBC and Pioneer.

                   (e) Notwithstanding anything to the contrary herein, Pioneer shall not have any right to purchase any of the Offered Shares hereunder unless Pioneer exercises it option under this
         Section 5 to purchase all of the Offered Shares.

                   (f) If Pioneer does not exercise its option to purchase all of the Offered Shares within the period described in this Agreement (the "Option Period"), then the option of Pioneer to purchase the Offered Shares shall terminate. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.
         If the transaction has not been consummated on the terms set forth in the Notice by such date, or if the terms of the transaction change in any material respect, then MIBC may not sell the Offered Shares to any third party unless it has first reoffered such shares to Pioneer in accordance with this Section 5.

              6.   Voting of Shares.   In any and all elections of
         directors of the Company (whether at a meeting or by written consent in lieu of a meeting), MIBC shall vote or cause to be voted all Shares owned by it in favor of all directors designated by Pioneer. Pioneer shall give notice to the Company and MIBC, no later than 7 days prior to the date of any meeting at which directors are to be elected, of the person(s) designated by Pioneer as nominee(s) for election as director(s). If Pioneer shall fail to give notice to the Company and MIBC as provided above, it shall be deemed that the designee(s) of Pioneer then serving as director(s) shall be Pioneer's designee(s) for reelection. MIBC shall not vote to remove any director designated by Pioneer except for bad faith or willful misconduct. The voting agreement contained herein is coupled with an interest and may not be revoked, except by written consent of Pioneer.

              7. Agreement Binding on Transferees. Any Shares transferred to a third party shall remain subject to the Call Option and the voting agreement set forth in Section 6 of this Agreement to the same extent as such Shares would be subject to the Call Option and such voting agreement if held by MIBC. It shall be a condition to the transfer of such Shares to the transferee that the transferee shall have acknowledged in writing the existence of the Call Option and the voting agreement and shall have agreed to sell such Shares to Pioneer in accordance with the terms of this Agreement upon exercise of the Call Option, and to vote such shares in accordance with the provisions of Section 6.

              8.   Restrictions on Transfer.

                   (a) Any sale or other disposition of any of the Shares, or of any interest in the Shares, by MIBC, other than according to the terms of this Agreement, shall be void and shall transfer no right, title, or interest in or to any of such Shares to the purported transferee.

                   (b) An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the
         Secretary of the Company and maintained at the principal
         executive office of the Company. This Agreement shall be maintained in the strictest confidence and shall not be made available by the Company for inspection by any person except as
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         required by law.

                   (c) All certificates representing Shares owned or hereafter acquired by MIBC or any transferee of MIBC bound by this Agreement shall have affixed thereto a legend substantially in the following form:

                   "The shares of stock represented by this certificate are subject to certain agreements with respect to the disposition and voting of such shares, as set forth in a Stockholders Agreement by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

              9. Termination. This Agreement shall terminate in its entirety upon the earlier of the tenth anniversary of the date of this Agreement or the purchase by Pioneer of all of the Shares.

              10. Arbitration. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute may be submitted by either party for final settlement by arbitration, which shall be the sole means of resolving unreconciled disputes between the parties under this Agreement. Any such arbitration shall be conducted on an ad hoc basis in New York, New York, in the English language under the rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. Any arbitration award may be entered in and enforced by any court having jurisdiction over such matter or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing,the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

              11. Governing Legislation. This Agreement shall be governed by and construed in any arbitration or enforcement proceeding in accordance with the legislation of the State of New York, United States of America, without giving effect to the conflicts of laws provisions thereof; provided, however, that the provisions of Section 6 of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without giving effect to the conflicts of laws provisions thereof. The parties have selected the laws of New York because it is a neutral jurisdiction with a highly developed commercial and contract law.

              12. Counterparts. This Agreement has been executed in two counterparts, each of which shall be deemed to be an original, but both of which shall be one and the same document.

              13.  Miscellaneous.

                   (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. MIBC may not assign its rights and obligations hereunder without the prior written consent of Pioneer. Pioneer may assign its rights and obligations under this Agreement without the consent of MIBC; provided, however, that, unless MIBC shall have consented in writing to such assignment, notwithstanding such assignment, Pioneer shall remain liable for the performance of all of its obligations hereunder.

                   (b) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing
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         and shall be delivered by hand or sent by telecopier or
         overnight courier:

                   If to MIBC, at 3038 Greenbrier Street, Little Canada, Minnesota 55117 USA or at such other address or telecopier number as may have been furnished in writing by MIBC to Pioneer and the Company;

                   If to Pioneer or the Company, c/o The Pioneer Group, Inc., 60 State Street, Boston, MA 02109, USA, Attention:
         President (telecopier No. 1-617-422-4286), or at such other addresses and telecopier number(s) as may have been furnished to MIBC in writing by Pioneer or the Company.

         Notices provided in accordance with this Section 13(b) shall be deemed delivered upon personal delivery, one day after transmission by telecopier or three business days after deposit with a courier service.

                   (c) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matterhereof and supersedes all prior agreements and understandings relating to such subject matter.

                   (d) Amendments and Waivers. This Agreement may be amended only by a written instrument signed by Pioneer, MIBC and the Company.

                   (e)    Severability.  The invalidity or
         unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                   (f) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Pioneer and MIBC shall each be entitled to specific performance of the agreements and obligations of each other and of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

              IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                       PIONEER OMEGA, INC.

                                            /s/
                                       By:___________________________
                                            Timothy T. Frost, Vice
                                            President


                                       THE PIONEER GROUP, INC.

                                            /s/
                                       By:____________________________
                                            Timothy T. Frost, under
                                            power of attorney

                                       MOSCOW INTERNATIONAL BUSINESS
                                       CENTRE LTD.

                                            /s/
                                       By:____________________________

                                       Title:___________________________